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                                                                    EXHIBIT 10.7

                                 FIRST FINANCIAL

                    EXECUTIVES' SUPPLEMENTAL RETIREMENT PLAN

                         EFFECTIVE DATE: JANUARY 1, 1997

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                                 FIRST FINANCIAL
                    EXECUTIVES' SUPPLEMENTAL RETIREMENT PLAN

                                TABLE OF CONTENTS

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ARTICLE                                                                     PAGE
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
      INTRODUCTION.......................................................     1

I.    DEFINITIONS........................................................     1
      1.1  Board.........................................................     1
      1.2  Code..........................................................     1
      1.3  Committee.....................................................     1
      1.4  Company.......................................................     1
      1.5  Compensation..................................................     1
      1.6  Disability....................................................     1
      1.7  Effective Date................................................     1
      1.8  Employee......................................................     1
      1.9  Employer......................................................     1
      1.10 Participant...................................................     2
      1.11 Plan..........................................................     2
      1.12 Plan Year.....................................................     2

II.   ELIGIBILITY AND PARTICIPATION......................................     2

III.  CONTRIBUTIONS AND ALLOCATIONS......................................     2
      3.1  Supplemental Benefit..........................................     2
      3.2  Amount of Benefit.............................................     2

IV.   INVESTMENT OF CONTRIBUTIONS........................................     2
      4.1  Investments...................................................     2
      4.2  Unsecured Contractual Rights..................................     3

V.    DISTRIBUTIONS......................................................     3
      5.1  Distribution of Benefits......................................     3
      5.2  Designation of Beneficiaries..................................     3
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
VI.   PLAN ADMINISTRATION................................................     3
      6.1  Administration by the Committee...............................     3
      6.2  Powers and Responsibilities of the Committee..................     4
      6.3  Liabilities...................................................     4
      6.4  Claims Procedure..............................................     4
      6.5  Income and Employment Tax Withholding.........................     6

VII.  AMENDMENT AND TERMINATION OF THE PLAN..............................     6
      7.1  Amendment of the Plan.........................................     6
      7.2  Termination of the Plan.......................................     6

VIII. MISCELLANEOUS......................................................     6
      8.1  Governing Law.................................................     6
      8.2  Headings and Gender...........................................     6
      8.3  Participant's Rights; Acquittance.............................     6
      8.4  Spendthrift Clause............................................     6
      8.5  Counterparts..................................................     6
      8.6  No Enlargement of Employment Rights...........................     6
      8.7  Limitations on Liability......................................     7
      8.8  Incapacity for Participant or Beneficiary.....................     7
      8.9  Corporate Successors..........................................     7
      8.10 Evidence......................................................     7
      8.11 Action by Employers...........................................     7
      8.12 Severability..................................................     7

      SIGNATURES.........................................................     8
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                                  INTRODUCTION

     The purpose of this Plan is to permit a select group of management or highly compensated Employees to elect to defer compensation from the Employers without regard to the limitations imposed by the Code on the benefits which may accrue to those Employees under the Employers' tax-qualified retirement plans and to provide supplemental retirement benefits to help recompense the Employees for benefits lost due to the imposition of Code limitations on tax-qualified retirement benefits. It is the intention of the Employers that the Plan shall constitute an unfunded arrangement maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                                    ARTICLE I
                                   DEFINITIONS

     Whenever the initial letter of a word or phrase is capitalized herein, the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

     1.1 "Board" means the Board of Directors of the Company.

     1.2 "Code" means the Internal Revenue Code, as amended.

     1.3 "Committee" means the Compensation Committee of the Company's Board of
Directors.

     1.4 "Company" means First Financial Corporation.

     1.5 "Compensation" means the Participant's total compensation from his Employer for a calendar year, other than deferred compensation that is currently includable in gross income, including any salary reduction Employer contributions made on behalf of the Participant under a plan which qualifies under Section 401(k) of the Code and/or Section 125 of the Code. Compensation taken into account under the Plan shall not be limited as provided in Section
401(a)(17) of the Code.

     1.6 "Disabled" or "Disability" means any disability that would qualify as a disability under Section 22(c)(3) of the Code.

     1.7 "Effective Date" means January 1, 1997.

     1.8 "Employee" means any individual who is employed by an Employer.

     1.9 "Employer" means the Company and any other entity the Company allows to adopt and become a co-sponsor of the Plan.


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     1.10 "Participant" means a salaried executive Employee of an Employer who becomes a Participant pursuant to the provisions of Article II of the Plan.

     1.11 "Plan" means the deferred compensation plan embodied herein, as amended from time to time, known as the First Financial Executives' Supplemental
Retirement Plan.

     1.12 "Plan Year" means the 12-month period beginning each January 1 and ending on the following December 31.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

     A member of a select group of management or highly compensated Employees is eligible to become a Participant in the Plan provided the Employee is designated as a Participant by the Committee in writing. A designated Employee will become a Participant as of the later of the Effective Date or the date specified by the Committee. A Participant may be removed as an active Participant by the Committee effective as of any date, so that he will not be entitled to benefits under the Plan on or after that date. However, notwithstanding the provisions of this Article II, Donald Smith shall not be a Participant under the Plan.

                                   ARTICLE III
                          CONTRIBUTIONS AND ALLOCATIONS

     3.1 Supplemental Benefit. A Participant, or, in the event of his death, his beneficiary, shall be entitled to benefits under the Plan if the Participant's employment with the Employer terminates and the benefits payable under the pension plan to the Participant or his beneficiary are reduced because of: (i) the maximum benefit limitation imposed by Code Section 415 or (ii) the Code
Section 401(a)(17) limitation on the amount of the Participant's compensation that may be considered for purposes of determining benefits under the Plan.

     3.2 Amount of Benefits. The total amount of benefits payable under this Plan to a Participant or, in the event of his death, to his beneficiary, shall equal the difference, if any, between the amount of benefit that would have been paid under the pension plan if limitations imposed by Code Section 415 and Code
Section 401(a)(17) did not apply, and the amount of benefit which is actually payable under the pension plan to the Participant or his beneficiary.


                                       -2-

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                                   ARTICLE IV
                           INVESTMENT OF CONTRIBUTIONS

     4.1 Investments. All benefits under the Plan may be invested in a so-called irrevocable "rabbi" trust established and maintained by the Company to provide for the benefits created by this Plan. No provision of the Plan shall impose or be deemed to impose any obligation upon the Employers, other than an unsecured contractual obligation to make a cash payment to Participants and their beneficiaries in accordance with the terms of the Plan. Benefits payable under the Plan shall be paid directly by the Employers from their general assets to the extent not paid from the rabbi trust established by the Company.

     4.2 Unsecured Contractual Rights. The Plan at all times shall be unfunded and shall constitute a mere promise by the Employers to make benefit payments in the future. Notwithstanding any other provision of this Plan, neither a Participant nor his designated beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Employers prior to the time benefits are paid as provided in Article V. All rights created under this Plan shall be mere unsecured contractual rights of the Participant against the Employers.

                                    ARTICLE V
                                  DISTRIBUTIONS

     5.1 Distribution of Benefits. Any benefits to which a Participant or his beneficiary becomes entitled to receive under this Plan shall be distributed at the same time(s) and in the same form(s) as the Participant's or beneficiary's benefits are distributed under the pension plan. A Participant or beneficiary who is entitled to receive benefits under the Plan will continue to be entitled to receive such payments regardless of other employment or self-employment.

     5.2 Designation of Beneficiaries. The Participant may designate a primary and contingent beneficiary or beneficiaries on forms provided by the Committee, which for this purpose may include the Participation Agreement. Such designation may be changed at any time for any reason by the Participant. If the Participant fails to designate a beneficiary, or if such designation shall for any reason be illegal or ineffective, or if the designated beneficiary(ies) shall not survive the Participant, his benefits under the Plan shall be paid: (i) to his surviving spouse; (ii) if there is no surviving spouse, to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable intestacy law; or (iii) in the event that there shall be no such representative duly appointed and qualified within 45 days after the date of death of the Participant, then to such persons as, at the date of his death, who would be entitled to share in the distribution of the Participant's estate under the provisions of the applicable statutes then in force governing the descent of intestate property, in the proportions specified in such statute. The Committee may determine the identity of the distributees, and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate, or other document believed by it to be genuine, and upon any evidence believed by it to be sufficient.


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                                   ARTICLE VI
                               PLAN ADMINISTRATION

     6.1 Administration by the Committee. The Committee shall be responsible for administering the Plan. Except as the Company shall otherwise expressly determine, the Committee shall be charged with the full power and the responsibility for administering the Plan in all its details.

     6.2 Powers and Responsibilities of the Committee.

          (a) The Committee shall have all powers necessary to administer the Plan, including the power to construe and interpret the Plan documents; to decide all questions relating to an individual's eligibility to participate in the Plan; to determine whether a Participant has actually retired; to determine the amount, manner and timing of any distribution of benefits or withdrawal under the Plan; to resolve any claim for benefits in accordance with
               Section 6.4, and to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Committee's responsibilities under the Plan. Any construction, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding. All actions by the Committee shall be taken pursuant to uniform standards applied to all persons similarly situated.

          (b) Records and Reports. The Committee shall be responsible for maintaining sufficient records to determine each Participant's eligibility to participate in the Plan.

          (c) Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable, or appropriate in the administration of the Plan. All rules and decisions of the Committee shall be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or beneficiary, the Employers or the legal counsel of an Employer.

          (d)  Application and Forms for Benefits. The Committee may require a
               Participant or beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Committee may rely upon all such information so furnished to it, including the Participant's or beneficiary's current mailing address.

     6.3 Liabilities. The Committee shall be indemnified and held harmless by the Employers with respect to any actual or alleged breach of responsibilities performed or to be performed hereunder.


                                       -4-

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     6.4 Claims Procedure.

          (a) Filing a Claim. Any Participant or Beneficiary under the Plan may file a written claim for a Plan benefit with the Committee or with a person named by the Committee to receive claims under the Plan.

          (b) Notice of Denial of Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any Participant or beneficiary under the Plan ("claimant"), the claimant shall be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of his benefit is based. In addition, it shall contain a description of any other material or information necessary for the claimant to perfect a claim, and an explanation of why such material or information is necessary. The notification shall further provide appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. This written notification shall be given to a claimant within 90 days after receipt of his claim by the Committee unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of said 90-day period, and such notice shall indicate the special circumstances which make the postponement appropriate.

          (c) Right of Review. In the event of a denial or limitation of his benefit, the claimant or his duly authorized representative shall be permitted to review pertinent documents and to submit to the Committee issues and comments in writing. In addition, the claimant or his duly authorized representative may make a written request for a full and fair review of his claim and its denial by the Committee; provided, however, that such written request must be received by the Committee (or its delegate to receive such requests) within 60 days after receipt by the claimant of written notification of the denial or limitation of the claim. The 60-day requirement may be waived by the Committee in appropriate cases.

          (d) Decision on Review. A decision shall be rendered by the Committee within 60 days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the claimant (prior to the expiration of the initial
               60-day period) for an additional 60 days after the receipt of such request for review. Any decision by the Committee shall be furnished to the claimant in writing and shall set forth the specific reasons for the decision and the specific Plan provisions on which the decision is based.


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          (e)  Court Action. No Participant or beneficiary shall have the right to seek judicial review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to filing a claim for benefits or exhausting his rights to review under this Section 6.4.

     6.5 Income and Employment Tax Withholding. The Employers shall be responsible for withholding, and the Participant shall agree to such withholdings from the distribution of his benefit under the Plan of all applicable federal, state, city and local taxes.

                                   ARTICLE VII
                      AMENDMENT AND TERMINATION OF THE PLAN

     7.1 Amendment of the Plan. The Company shall have the right at any time to modify, alter or amend the Plan in whole or in part.

     7.2 Termination of the Plan. The Company reserves the right at any time to terminate the Plan or to reduce or cease benefit accruals at any time.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1 Governing Law. The Plan shall be construed, regulated and administered according to the laws of the State of Indiana, except in those areas preempted by the laws of the United States of America in which case such laws will control.

     8.2 Headings and Gender. The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof. In any necessary construction the masculine shall include the feminine and the singular the plural, and vice versa.

     8.3 Participant's Rights; Acquittance. No Participant shall acquire any right to be retained in an Employer's employ by virtue of the Plan, nor, upon his dismissal, or upon his voluntary termination of employment, shall he have any right or interest in or to any Plan assets other than as specifically provided herein.

     8.4 Spendthrift Clause. No benefit or interest available hereunder will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's designated beneficiary, either voluntarily or involuntarily.

     8.5 Counterparts. This Plan may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.


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     8.6 No Enlargement of Employment Rights. Nothing contained in the Plan shall be construed as a contract of employment between an Employer and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of an Employer or limit the right of an Employer to employ or discharge any person with or without cause, or to discipline any Employee.

     8.7 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, none of the Employers, the Committee and each individual acting as an employee or agent of any of them shall be liable to any Participant, Employee or beneficiary for any claim, loss, liability or expense incurred in connection with the Plan, except when the same shall have been judicially determined to be due to the gross negligence or willful misconduct of such person.

     8.8 Incapacity of Participant or Beneficiary. If any person entitled to receive a distribution under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative), then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Committee may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Employers and the Plan.

     8.9 Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity ("Transaction"), but the Plan shall be continued after the Transaction only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan.

     8.10 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     8.11 Action by Employer. Any action required of or permitted by an Employer under the Plan shall be by resolution of its Board of Directors or, for the Company, by resolution of the Board or the Committee or by a person or persons authorized by resolution of the Board or the Committee.

     8.12 Severability. In the event any provisions of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and endorsed as if such illegal or invalid provisions had never been contained in the Plan.


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